UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                December 1, 2002
                                ----------------
                                 Date of Report
                        (Date of earliest event reported)

                         Commission File Number 0-27574


                              POWERCERV CORPORATION
                              ---------------------
             (Exact name of registrant as specified in its charter)



                  FLORIDA                                59-3350778
      -------------------------------                 -------------------
      (State or other jurisdiction of                 (I.R.S. Employer
      incorporation or organization)                  Identification No.)



            400 NORTH ASHLEY DRIVE, SUITE 2765, TAMPA, FLORIDA 33602
            --------------------------------------------------------
                    (Address of principal executive offices.)


                                 (813) 226-2600
                                 --------------
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
                                 --------------
          (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

On December 1, 2002, PowerCerv Corporation ("PowerCerv"), a Tampa-based provider of enterprise software solutions, completed the sale of substantially all of its operating assets to a subsidiary of ASA International, Ltd. ("ASA"), a holding company of vertical enterprise software solutions based in Framingham, MA. The transaction was approved by PowerCerv's shareholders on November 26, 2002.

Under terms of the Asset Purchase Agreement between the parties, ASA assumed certain PowerCerv liabilities, paid PowerCerv $500,000 cash ($100,000 of which had been advanced to PowerCerv as a loan) and issued PowerCerv a $90,000 note due in six months. The purchase price may be subject to certain post-closing adjustments. The terms of the transaction were determined by arm's length negotiations.

PowerCerv is using its best efforts to settle its remaining liabilities. PowerCerv will also continue as a separate public entity, seek to buy another operating business, and not compete in its former line of business.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.


                                                                           Page

(a)  Financial Statements of Businesses Acquired

     Not applicable.

(b)  Pro Forma Financial Information

     Pro Forma Condensed Consolidated Financial Information                   2

     Pro Forma Condensed Consolidated Balance Sheet as
      of September 30, 2002. (unaudited)                                      3

     Notes to Pro Forma Condensed Consolidated Financial Information.
      (unaudited)                                                             4

(c)  Exhibits

     Asset Purchase Agreement by and among PowerCerv Corporation, PowerCerv Technologies Corporation, PCV Acquisition, Inc. and ASA International, Ltd., dated as of October 1, 2002.(1)

--------
(1) Included as Appendix C to PowerCerv's definitive proxy statement dated October 24, 2002 and incorporated herein by reference.



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                              PowerCerv Corporation

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Introduction

           The accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2002 reflects the asset purchase of PowerCerv Corporation as if the asset purchase of PowerCerv Corporation occurred as of September 30, 2002.

           The unaudited pro forma condensed consolidated balance sheet is based on currently available information and does not purport to represent what the Company's financial position would have been if events referred to occurred on the above date.

           The attached pro forma condensed financial statement should be read in conjunction with "Management's Discussion and Analysis of Financial Condition or Plan of Operations" and the Consolidated Financial Statements in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001 and Quarterly Report on Form 10-QSB for the nine months ended September 30, 2002 incorporated by reference herein.

           The effect of the asset purchase of PowerCerv results in the sale of all operations of the Company. As a result, the pro forma results of operations for the year ended December 31, 2001 and the nine-month period ended September 30, 2002, as if the transaction occurred at the beginning of those periods, would reflect no continuing operations. Therefore, separate pro forma statements of operations have been omitted. However, in periods following the transaction, the Company may continue to incur costs associated with extinguishments of retained liabilities and collection of retained assets, as well as other general and administrative expenses that may be incurred by the corporation.


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


                              PowerCerv Corporation

           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                               September 30, 2002
                                 (In thousands)

                                                             Pro Forma
                                          Historical      Adjustments (1)         Pro Forma
Assets
Current assets:
   Cash and cash equivalents             $      127      $      425  (a),(b)    $     552
   Accounts receivable, net
                                                406            (406) (b)                -
   Other current assets
                                                305            (180) (b)              125
                                        ------------      ----------            ----------

        Total current assets
                                                838            (161)                  677

Property and equipment, net                      58             (58) (b)                -
Intangible assets, net
                                                232            (232) (b)                -

                                                                 90  (c)
Notes receivable, net
                                                150            (139) (b)              101
Deposits and other assets
                                                 14            (14)  (b)                -
                                        ------------      ----------            ----------

        Total assets                      $   1,292       $   (514)             $     778
                                        ============      ==========            ==========

Liabilities and Shareholders' Equity (Deficit)
Current liabilities:
   Accounts payable                             402            (397) (d)                5
   Accrued expenses and other                   976            (268) (d)              708
   Deferred revenue                             487            (487) (d)                -
                                        ------------      ----------            ----------

        Total current liabilities             1,865          (1,152)                  713

Commitments and Contingencies (2) (3)                           100  (b)

Shareholders' equity (deficit)                 (573)            538  (e)               65
                                        ------------      ----------            ----------

        Total liabilities and shareholders'
         equity (deficit)                $    1,292       $    (514)            $     778
                                        ============      ==========            ==========



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

                              PowerCerv Corporation

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION


Balance Sheet - September 30, 2002

(1) See the introduction to the Pro Forma Condensed Consolidated Financial Information.

     Pro forma adjustments reflect the recording of:

a)   cash proceeds from the transaction, less transaction costs of $75,000.
b) elimination of assets transferred in the asset sale. The following assets were retained by the Company on a pro forma basis:
          1.   note receivable - Digital Fusion, Inc.
          2.   cash and cash equivalents
c) promissory note issued by ASA International Ltd. as partial consideration in the asset sale d) elimination of payables assumed by ASA International Ltd, Inc. The following liabilities were retained by the Company on a pro forma basis:
     1.   payroll and related compensation - $101,000
     2.   IRS Assessment accrual - $410,000
     3.   Litigation accrual for pending legal settlements $72,000
     4.   Workforce reduction accrual - $57,000
     5.   Loans from officers and directors - $46,000
     6.   Sales tax payable - $27,000
e) the associated impact to the Company's retained earnings results from the pro forma gain on the transaction. The Company has adequate net operating losses, resulting in no income tax liability associated with the gain.

(2) Effective April 10, 1997, Marc J. Fratello entered into an Employment, Non-competition, Development and Confidentiality Agreement with PowerCerv. PowerCerv agreed to pay Mr. Fratello 24 months of severance pay at $12,500 per month for a total of $300,000, if his employment is terminated (1) by mutual agreement of Mr. Fratello and PowerCerv, (2) by either party after the agreement's twelve month term has elapsed, (3) by PowerCerv following a disability determination of Mr. Fratello, or following PowerCerv's early termination of the agreement on certain notice or (4) by Mr. Fratello if PowerCerv breaches the agreement, upon certain changes of control of PowerCerv, or following Mr. Fratello's formal notice of termination after April 1998. In return for agreeing to stay on with ASA International and for voluntarily relinquishing his employment agreement with PowerCerv, Mr. Fratello will receive from PowerCerv a sum of $75,000 from the proceeds of the transaction with ASA International. Should there be $400,000 or more available for distribution to PowerCerv shareholders, Mr. Fratello will receive another $25,000.

(3) John S. McMullen has a consulting contract with PowerCerv whereby he is entitled to an amount of $4,000 per month ($3,000 to Mr. McMullen and $1,000 to a consulting company owned by Mr. McMullen) for a period of not less than 24 months. There is approximately one and a half years remaining on that agreement but Mr. McMullen agreed to accept $60,000 as a termination settlement contingent upon and following the transaction with ASA International. Mr. McMullen has also agreed to remain on the Board of Directors and assist with the ongoing business of PowerCerv after the transaction has closed.



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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                   POWERCERV CORPORATION
                                                   (Registrant)




    Date:       December 16, 2002                  By:  /s/ Marc J. Fratello
                                                      -------------------------
                                                      Marc J. Fratello
                                                      President and CEO



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